Exhibit 10.18(a)
EXECUTION COPY

AMENDMENT NO. 1 AND WAIVER
UNDER AMENDED AND RESTATED SENIOR CREDIT AGREEMENT

This AMENDMENT NO. 1 AND WAIVER UNDER AMENDED AND RESTATED SENIOR CREDIT AGREEMENT (this “Amendment”) dated as of April 15, 2014 is between STREAMLINE HEALTH, INC. (“Borrower”) and FIFTH THIRD BANK (“Lender”).
WHEREAS, Borrower and Lender are parties to the Amended and Restated Senior Credit Agreement dated as of December 13, 2013 (as amended, supplemented or modified from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower and the Lender intend to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the Borrower and the Lender agree as follows (with capitalized terms used, but not otherwise defined, herein having the respective meanings given to such terms in the Credit Agreement):
1. Amendments. On and as of the Effective Date, the Credit Agreement is amended as follows:
(a)    Section 1.1(a) of the Credit Agreement is hereby amended by deleting the words, “Subject to the terms and conditions hereof, Lender agrees to make loans (the “Revolving Credit Loans”) to Borrower at Borrower’s request from time to time during the term of this Agreement in an aggregate amount outstanding at any time for all Revolving Credit Loans not exceeding the following (as further adjusted pursuant to this Section 1.1(a), the “Maximum Amount”): the lesser of (i) the Lender’s Revolving Commitment and (ii) the Formula Amount.” appearing therein and inserting, in lieu thereof, the words, “Subject to the terms and conditions hereof, Lender agrees to make loans (the “Revolving Credit Loans”) to Borrower at Borrower’s request from time to time during the term of this Agreement in an aggregate amount outstanding at any time for all Revolving Credit Loans not exceeding the following (as further adjusted pursuant to this Section 1.1(a), the “Maximum Amount”): the lesser of (i) the Lender’s Revolving Commitment and (ii) the Formula Amount; provided, however, that the Lender shall not be required to make, and the Borrower shall not request, any Revolving Credit Loans until on or after the date on which Borrower has delivered Compliance Statements pursuant to Section 4.4 which demonstrates that the Fixed Charge Coverage Ratio calculated quarterly on a trailing four (4) quarter basis (notwithstanding Section 5.4) for each of the two fiscal quarters ended immediately prior to the date of delivery of such Compliance Statements was not less than 1.10:1.”;
(b)    Section 4.4 of the Credit Agreement is hereby amended by inserting at the end of such Section, the words, “and with the financial statements referred to in Section 4.2 for each calendar month, a report demonstrating compliance with Section 5.3 hereof as of the last day of the applicable calendar month which report will be in reasonable detail satisfactory to Lender”;
(c)    Section 5.3 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:
“5.3 Minimum Liquidity. Permit Excess Liquidity to be less than $4,000,000 as of April 30, 2014 and the last day of each calendar month thereafter.”;

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(d)    Section 5.4 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof
“5.4 Fixed Charge Coverage Ratio. Permit its Fixed Charge Coverage Ratio for the fiscal quarter ending July 31, 2014 and each October 31, January 31, April 30, and July 31 thereafter to be less than 1.10:1 calculated quarterly on a trailing four (4) quarter basis; provided, however, that (a) this Section 5.4 shall not be applicable with respect to the fiscal quarter ended April 30, 2014 and (b) for each quarterly period ending prior to January 31, 2015, the Fixed Charge Coverage Ratio will be determined for the period from February 1, 2014 to the end of such quarterly period.”;
(e)    Section 5.5 of the Credit Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof
“5.5 Funded Debt to Adjusted EBITDA. Permit its ratio of Senior Funded Debt (on a consolidated basis for Parent, Borrower and its Subsidiaries) to Adjusted EBITDA as of the end of any fiscal quarter to exceed the ratio set forth below opposite such fiscal quarter calculated quarterly on a trailing four (4) quarter basis:

Four Quarters Ending July 31, 2014 and each October 31, January 31, April 30 and July 31 thereafter;	Ratio 2.50:1
provided, however, that (i) this Section 5.5 shall not be applicable with respect to the fiscal quarter April 30, 2014 and (ii) for purposes of calculating Adjusted EBITDA on a trailing four quarter basis under this Section 5.5 (A) for the period ending July 31, 2014, Adjusted EBITDA shall be the product of Adjusted EBITDA for the quarterly periods ending April 30, 2014 and July 31, 2014 times 2.0 and (B) for the period ending October 31, 2014, Adjusted EBITDA shall be the product of Adjusted EBITDA for the quarterly periods ending April 30, 2014, July 31, 2014 and October 31, 2014 times 1.33.”
(f)    Section 11.2 of the Credit Agreement is hereby amended by inserting the following definition in the proper alphabetical order:
““Excess Liquidity” means, as of any date of determination, the aggregate balance of unrestricted cash of the Borrower and its Subsidiaries credited to one or more demand deposit accounts at Fifth Third Bank, in each case, not subject to any Lien or encumbrance, other than in favor of the Lender minus the principal amount of the Revolving Credit Loans outstanding on such date.”

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2.    Waiver. On and as of the Effective Date, Lender waives, and agrees not to exercise any remedy in respect of, the Existing Default (as defined below); provided, however, that such waiver shall not extend to or be applicable with respect to any other Default or Event of Default arising under the Credit Agreement and shall not give rise to any course of dealing or conduct between Borrower and Lender. As used herein, “Existing Default” shall mean the failure of the Borrower to (a) maintain Adjusted EBITDA of not less than $5,000,000 for the period ended January 31, 2014 as required by Section 5.3 of the Credit Agreement, (b) have a Fixed Charge Coverage Ratio of not less than 1.20:1 for the fiscal quarter ended January 31, 2014 as required by Section 5.4 of the Credit Agreement and (c) have a ratio of Senior Funded Debt to Adjusted EBITDA of not more than 2.50:1 for the fiscal quarter ended January 31, 2014 as required by Section 5.5 of the Credit Agreement.
3.    Fee. On the date hereof, the Borrower shall pay to the Lender an amendment fee in the amount of $100,000. Such fee shall be fully earned and once paid shall be non-refundable in whole or in part.
4.    Continuing Effect of Credit Agreement and Loan Documents. Each Guarantor hereby consents to the amendments to the Credit Agreement set forth in Section 1 hereof, the waiver set forth in Section 2 hereof and the other terms and conditions hereof and agrees that the Guaranty Agreement dated as of December 7, 2011, is, and shall remain, in full force and effect and is in all respects confirmed, approved and ratified. Each of the Borrower, each Guarantor and the Lender acknowledges and agrees that the provisions of the Credit Agreement (as amended hereby) and the other Loan Documents are and shall remain in full force and effect and are in all respects confirmed, approved and ratified. Each of the Borrower and each Guarantor hereby knowingly and voluntarily releases all claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, “Claims”) against Lender, its direct or indirect parent corporation or any direct or indirect affiliates of such parent corporation, or any of the foregoing’s respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them that directly or indirectly arise out of, are based upon or are in any manner connected with any transaction, event, circumstance, action, or failure to act, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date in connection with the Credit Agreement or any other Loan Documents.
5.    Conditions to Effectiveness. This Amendment shall be effective as of the date first above written but shall not become effective as of such date until the date (the “Effective Date”) that each of the following conditions shall have been satisfied; provided however, that if the Effective Date has not occurred on or prior to April 18, 2014, this Amendment shall be of no further force or effect and shall be deemed to have been terminated:
(a)    No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful for Lender to perform any of their agreements or obligations under this Amendment or the Credit Agreement as amended hereby, any Note, or under any of the other Loan Documents, or for any Credit Party to perform any of its agreements or obligations under this Amendment or the Credit Agreement, any Note, or under any of the other Loan Documents;
(b)    From the date of the Current Financial Statements to the Effective Date, no changes shall have occurred in the assets, liabilities, financial condition, business, operations or prospects of any Company which, individually or in the

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aggregate, are materially adverse to the Parent, the Borrower and their Subsidiaries taken as a whole;
(c)    Lender shall have received such additional documents, instruments or agreements as Lender may reasonably request;
(d)    Other than any Existing Default, there does not exist any Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default;
(e)    The Borrower shall have paid the fee referred to in Section 4 hereof and all other fees and expenses of Lender payable pursuant to the Loan Documents; and
(f)    The representations and warranties contained in this Amendment and in each other Loan Document and in any document delivered in connection therewith will be true and accurate on and as of such date.
6.    Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Borrower represents and warrants as follows:
Each of the representations and warranties of Borrower set forth in the Credit Agreement and each other Loan Document is true and correct on and as of the Effective Date both before and after giving effect to this Amendment and, as of the Effective Date, no Default or Event of Default has occurred and is continuing on and as of the Effective Date.
7.    Loan Document. Borrower and Lender each acknowledge and agree that this Amendment constitutes a Loan Document.
8.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
9.    GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF OHIO.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

STREAMLINE HEALTH, INC.

By:	/s/ Nicholas A. Meeks
Name:	Nicholas A. Meeks
Title:	Senior Vice President and Chief Financial Officer

STREAMLINE HEALTH SOLUTIONS, INC.
UNIBASED SYSTEMS ARCHITECTURE, INC.
META HEALTH TECHNOLOGY, INC.

By:	/s/ Nicholas A. Meeks
Name:	Nicholas A. Meeks
Title:	Senior Vice President and Chief Financial Officer

FIFTH THIRD BANK

By:	/s/ Daniel G. Feldman
Name:	Daniel G. Feldmann
Title:	Vice President